Exhibit 24

                           POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary E. Costley, William L. Trubeck and Frank W. Bonvino, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of Common Stock of International Multifoods Corporation pursuant to the Consulting Agreement dated April 27, 1998 by and between International Multifoods Corporation and Daryl Schaller, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 19th day of June, 1998, by the following persons:


Signature                           Title


/s/ Gary E. Costley                Chairman of the Board, President
Gary E. Costley, Ph.D.               and Chief Executive Officer
                                     (Principal Executive Officer)
                                     and Director

/s/William L. Trubeck              Senior Vice President - Finance
William L. Trubeck                   and Chief Financial Officer
                                     (Principal Financial Officer)

/s/ Dennis R. Johnson              Vice President and
Dennis R. Johnson                    Controller
                                     (Principal Accounting Officer)


/s/ Claire L. Arnold               Director
Claire L. Arnold


/s/ James G. Fifield               Director
James G. Fifield


/s/ Robert M. Price                Director
Robert M. Price


/s/ Nicholas L. Reding             Director
Nicholas L. Reding


/s/ Jack D. Rehm                   Director
Jack D. Rehm


/s/ Lois D. Rice                   Director
Lois D. Rice


/s/ Richard K. Smucker             Director
Richard K. Smucker


/s/ Dolph W. von Arx               Director
Dolph W. von Arx